Exhibit 99.1

FOR IMMEDIATE RELEASE

JARDEN CORPORATION ANNOUNCES DEFINITIVE AGREEMENT

TO ACQUIRE K2 INC.

Acquisition To Build Jarden’s Outdoor Solutions Segment With A Broad Portfolio Of Outdoor

And Active Lifestyle Products

RYE, N.Y., CARLSBAD, CA., April 25, 2007 — Jarden Corporation (NYSE: JAH) and K2 Inc. (NYSE: KTO) today announced they have signed a definitive merger agreement pursuant to which Jarden will acquire K2. Under the terms of the agreement, Jarden will pay $10.85 per share of K2 common stock in cash and will issue 0.1086 of a share of Jarden common stock (subject to adjustment as provided in the merger agreement) for each share of K2 common stock outstanding as of the closing. The cash and Jarden stock to be issued in the transaction has a combined value of approximately $15.50 per K2 share, based on the closing price of Jarden common stock on the date of signing the merger agreement. The total enterprise value of the transaction, including the assumption or repayment of indebtedness, is approximately $1.2 billion. The transaction is expected to be accretive to Jarden’s earnings and to close early in the third quarter of this year.

With a portfolio of market leading brands, K2 is well regarded as a global product innovator and leader in a number of sports equipment markets. K2’s portfolio of well-known brands includes Adio®, Ex Officio®, JT®, K2®, Marker®, Marmot®, Penn®, Rawlings®, Ride®, Sevylor®, Shakespeare®, Stearns®, Völkl® and Worth®.

Headquartered in Carlsbad, CA, K2 has a strong presence in North America as well as Europe and Asia and fits well with Jarden’s stated strategy of building and acquiring leading, niche consumer-oriented brands. Its strength in the specialty and multi-store sporting goods, marine, and outdoor retail channels and proven international presence, combined with its focus on new product introductions and market innovations, would provide Jarden with significant growth opportunities and the ability to expand into adjacent markets. K2’s primary business lines would be reported through Jarden’s Outdoor Solutions segment upon closing of the transaction.

Commenting on the transaction, Martin E. Franklin, Jarden’s Chairman and Chief Executive Officer, said, “We are enormously excited about today’s announcement as it marks another important step in our planned and disciplined growth strategy as a world class, diversified, niche oriented consumer products company. Adding K2’s broad portfolio of leading brands to our portfolio would create cross selling opportunities both domestically and internationally, would expand our presence in specialty channels, would further diversify our products, revenues and earnings, and would create additional scale to leverage in our supply chain, distribution, manufacturing and sourcing networks.”

Richard J. Heckmann, K2’s Executive Chairman of the Board, said, “We believe that Jarden is the perfect strategic partner for us. Combining our world-renowned brands with Jarden’s scale and innovative resources should bring tremendous value to our employees, retail partners and customers. I am extremely proud of our employees’ accomplishments over the last five years, and I am excited about the road ahead for K2 as part of the Jarden family.”

Mr. Franklin concluded, “We believe the timing is ideal to make this acquisition. We have spent the last two years successfully integrating American Household and we believe that we now have the appropriate resources in place around the world to focus on delivering results from this combination. We feel that K2 is well positioned to continue its growth and that it will benefit from the leverage of our combined resources to deliver strong financial performance. I have been impressed by the many people I have met at K2 from around the world and I look forward to welcoming the K2 team to Jarden. We have always said that Jarden’s most important assets are our employees, and our commitment to them, in addition to our customers and stockholders, will continue to guide our company.”

The board of directors for both companies have unanimously approved the transaction, which is expected to close during the third quarter of 2007, subject to Hart-Scott-Rodino approval, the approval of K2’s stockholders and other customary closing conditions.

Conference Call Information

Jarden and K2 will be hosting a conference call at 9:45 a.m. Eastern Time today, April 25, 2007, to further discuss this transaction and to review both company’s first quarter 2007 results, also announced today. The call will be web cast simultaneously through the companies’ websites, http://www.jarden.com and http://www.k2inc.net, and will be archived approximately one hour after completion of the call through May 9, 2007.

About K2 Inc.

K2 Inc. is a premier, branded consumer products company with a portfolio of leading brands including Shakespeare®, Penn®, Pflueger®, Sevylor® and Stearns® in the Marine and Outdoor segment; Rawlings®, Worth® and JT® in the Team Sports segment; K2®, Völkl®, Marker® and Ride® in the Action Sports segment; and Adio®, Marmot® and Ex Officio® in the Apparel and Footwear segment. K2’s diversified mix of products is used primarily in team and individual sports activities such as fishing, watersports activities, baseball, softball, alpine skiing, snowboarding and in-line skating. Among K2’s other branded products are Hodgman® waders, Miken® softball bats, Tubbs® and Atlas® snowshoes, Brass Eagle® and Worr Games® paintball products, Planet Earth® apparel and Sospenders® personal floatation devices.

Adio®, Atlas®, Brass Eagle®, Ex Officio®, Hodgman®, JT®, K2®, Marker®, Marmot®, Penn®, Pflueger®, Planet Earth®, Rawlings®, Ride®, Sevylor®, Shakespeare®, Sospenders®, Stearns®, Tubbs®, Völkl®, Worth® and Worr Games® are trademarks or registered trademarks of K2 Inc. or its subsidiaries in the United States or other countries.

About Jarden

Jarden Corporation is a leading provider of niche consumer products used in and around the home. Jarden operates in three primary business segments through a number of well recognized brands, including: Branded Consumables: Ball®, Bee®, Bicycle®, Crawford®, Diamond®, First Alert®, Forster®, Hoyle®, JavaLog®, Kerr®, Lehigh®, Leslie-Locke®, Loew-Cornell® and Pine Mountain®; Consumer Solutions: Bionaire®, Crock-Pot®, FoodSaver®, Harmony®, Health o meter®, Holmes®, Mr. Coffee®, Oster®, Patton®, Rival®, Seal-a-Meal®, Sunbeam®, VillaWare® and White Mountain™; and Outdoor Solutions: Abu Garcia®, Berkley®, Campingaz®, Coleman®, Fenwick®, Gulp®, Mitchell®, Stren® and Trilene®. Headquartered in Rye, N.Y., Jarden has over 20,000 employees worldwide. For more information, please visit www.jarden.com

Contact

For Jarden: Martin E. Franklin, Chairman and Chief Executive Officer of Jarden Corporation, 1-914-967-9400; Investor Relations: Erica Pettit or Press: Evan Goetz or Melissa Merrill of FD, 1-212-850-5600. For K2: Dudley W. Mendenhall, Chief Financial Officer of K2 Inc., 1-760-494-1000; or Integrated Corporate Relations, Inc.: Investor Relations: Andrew Greenebaum 1-310-395-2215; Media Relations: John Flanagan/James McCusker 1-203-682-8200.

Additional Information and Where to Find It

This communication is being made in respect of the proposed business combination involving Jarden and K2. In connection with such proposed business combination, Jarden will file a Registration Statement Form S-4, K2 will file a proxy statement and both companies will file other relevant documents concerning the proposed merger transaction with the Securities and Exchange Commission (“SEC”). Before making any voting or investment decisions, investors and security holders are urged to read the Form S-4 and proxy statement when they become available and any other relevant documents filed with the SEC because they will contain important information about the proposed transaction and related matters. When available, you will be able to obtain the documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by Jarden free of charge by contacting Jarden’s Corporate Secretary at (914) 967-9400, 555 Theodore Fremd Avenue, Rye, NY 10580. You may obtain documents filed with the SEC by K2 free of charge by contacting K2’s Corporate Secretary at (760) 494-1000, 5818 El Camino Real, Carlsbad, CA 92008.

Jarden, K2 and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from K2’s stockholders in connection with the transactions contemplated by the merger agreement. Information about the directors and executive officers of Jarden and their ownership of Jarden stock is set forth in the proxy statement for Jarden’s 2007 Annual Meeting of Stockholders, which was filed with the SEC on March 30, 2007 and available free of charge as indicated above. Information about the directors and executive officers of K2 and their ownership of K2 stock is set forth in the proxy statement for K2’s 2007 Annual Meeting of Stockholders, which was filed with the SEC on April 12, 2007 and available free of charge as indicated above. Investors and security holders may obtain additional information regarding the interests of such participants by reading the Form S-4 and proxy statement for the merger when they become available.

Note: Except for the historical and factual information contained herein, the matters set forth in this filing, including statements as to the expected benefits of the acquisition such as efficiencies, cost savings, market profile and financial strength, and the competitive ability and position of the combined company, and other statements identified by words such as “estimates,” “expects,” “projects,” “plans,” and similar expressions are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including expectations of closing the transaction, accretion to Jarden’s post closing earnings, required approvals by K2 stockholders and regulatory agencies, the possibility that the anticipated benefits from the acquisition cannot be fully realized, the possibility that costs or difficulties related to the integration of K2 operations into Jarden will be greater than expected, the impact of competition and other risk factors relating to our industry as detailed from time to time in each of Jarden’s and K2’s reports filed with the SEC. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof. Unless legally required, neither Jarden nor K2 undertakes any obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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